EXHIBIT 10.1

                      SETTLEMENT AGREEMENT


     THIS SETTLEMENT AGREEMENT (the "Settlement Agreement"), made as of March 6, 1998 by and between Selfcare, Inc. ("Selfcare"), a corporation organized under the laws of the State of Delaware, Trinity Biotech PLC ("Trinity"), a public limited company incorporated in the Republic of Ireland, Flambelle Limited ("Flambelle"), a private limited company incorporated in the Republic of Ireland and a wholly-owned subsidiary of Trinity, and Eastcourt Limited ("Eastcourt"), a private limited company incorporated in England and Wales and a wholly-owned subsidiary of Flambelle,

                      WITNESSETH THAT:

     WHEREAS, in 1994 Enviromed PLC ("Enviromed"), a public limited company incorporated in England and Wales, acquired certain shares of the common stock of Selfcare represented by Certificate No. 122, dated April 5, 1994, for 45,656 shares of the common stock of Selfcare (the "April Shares"), and by Certificate No. 170, dated December 22, 1994, for 14,238 shares of the common stock of Selfcare (the "December Shares");

     WHEREAS, after a 13-for-1 split of the common stock of Selfcare that occurred on or about June 13, 1996 (the "13-for-1 Split"), the April Shares and the December Shares (together, the "Disputed Shares") collectively total 778,622 shares of the common stock of Selfcare;

     WHEREAS, Trinity, Flambelle, and Eastcourt contend that, by means of transactions occurring on or about August 28, 1996 and November 1, 1996, Enviromed transferred ownership of the Disputed
Shares to Flambelle and Eastcourt, and that Flambelle and Eastcourt are the lawful owners of the Disputed Shares;

     WHEREAS, Selfcare contends that, as a result of Enviromed's breach and repudiation of certain agreements pursuant to which Enviromed acquired the Disputed Shares, equitable title to the Disputed Shares passed to Selfcare prior to the transfer of any interest in the Disputed Shares to Flambelle or Eastcourt, and that Flambelle and Eastcourt have no ownership interest in the Disputed Shares;

     WHEREAS, on or about February 12, 1997 Flambelle and Eastcourt commenced a lawsuit against Selfcare styled FLAMBELLE LIMITED AND EASTCOURT LIMITED V. SELFCARE, INC., pending as Civil Action No. C.A. No. 97-10323-GAO in the United States District Court for the District of Massachusetts ("Civil Action No. 97-10323-GAO");

     WHEREAS, in Civil Action No. 97-10323-GAO Flambelle and Eastcourt contend, inter alia, that they are the lawful owners of the Disputed Shares and seek declaratory and injunctive relief as well as damages for the alleged breach of a certain registration rights agreement relating to some or all of the Disputed Shares, and Selfcare contends, INTER ALIA, that equitable title to the Disputed Shares has passed to it and that Selfcare has no liability to Flambelle or Eastcourt; and

     WHEREAS, Selfcare, Trinity, Flambelle, and Eastcourt at this time desire to adjust, settle and compromise all claims and demands made by Flambelle or Eastcourt in Civil Action No. 97-10323-GAO or arising out of the matters described in any of the pleadings therein;

     NOW, THEREFORE, in consideration of the mutual promises contained in this Settlement Agreement, and intending to be legally bound thereby, Selfcare, Trinity, Flambelle and Eastcourt
(collectively, the "Parties") do hereby mutually agree as follows:

     1.  With regard to ownership of the Disputed Shares,
          a. Flambelle shall have full legal and equitable title to 80% of the Disputed Shares, totaling 622,898 shares of the common stock of Selfcare (the "Flambelle-owned Shares"), and Selfcare hereby relinquishes all claims to any ownership interest in the Flambelle-owned Shares;
          b. Selfcare shall have full legal and equitable title to 20% of the Disputed Shares, totaling 155,724 shares of the common stock of Selfcare (the "Selfcare-owned Shares"), and Flambelle, Eastcourt, and Trinity hereby relinquish all claims to any ownership interest in the Selfcare-owned Shares;
          c. in order to effect the division of the Disputed shares referred to in the foregoing Subsections 1.a and 1.b,
               i. Flambelle and Eastcourt shall indorse in blank and deliver to Selfcare Certificate No. 122, representing ownership of the April Shares, and Certificate No. 170, representing ownership of the December Shares, which stock certificates together represent ownership of all the Disputed Shares; and simultaneously
               ii. Selfcare shall deliver to Flambelle a stock certificate representing ownership by Flambelle of 622,898 shares of the common stock of Selfcare, which certificate shall contain no restrictions on the transfer of such shares.
               iii. Selfcare acknowledges and agrees that the above-mentioned 622,898 Flambelle-owned Shares are a portion of the Disputed Shares and are being retained by Flambelle in accordance with the terms of this Settlement Agreement and do not represent any newly-issued shares of Selfcare. Selfcare further
(a) represents and warrants that it knows of no reason why the 622,898 Flambelle-owned shares, when delivered to Flambelle, will not be freely transferable and (b) agrees that it will give no stop transfer instruction or otherwise impede or interfere in any way in the transfer of such shares to any third party by Flambelle or any nominee of Flambelle.

     2.  Flambelle and Eastcourt shall dismiss Civil Action No.
97-10323-GAO with prejudice.

     3. Each of Trinity, Flambelle and Eastcourt hereby remises, releases and forever discharges Selfcare, its parent corporations, subsidiaries, affiliates, predecessors, successors and assigns, and each of their past and present officers, directors, stockholders, employees, agents, representatives, counsel, and attorneys and their respective heirs, executors, administrators, representatives, successors and assigns, of and from any and all debts, demands, actions, causes of action, suits, controversies, proceedings, claims, sums of money, accounts, reckonings, covenants, contracts, agreements, promises, judgments, executions, damages, and liabilities whatsoever, in law and in equity, which against any of them Trinity, Flambelle, or Eastcourt, their parent corporations, subsidiaries, affiliates, predecessors, successors or assigns ever had, now have or hereafter can, shall or may ever have arising out of the matters described in any of the pleadings in Civil Action No. 97-10323-GAO.

     4. Selfcare hereby remises, releases and forever discharges each of Trinity, Flambelle, and Eastcourt, their parent corporations, subsidiaries, affiliates, predecessors, successors and assigns, and each of their past and present officers, directors, stockholders, employees, agents, representatives, counsel, and attorneys and their respective heirs, executors, administrators, representatives, successors and assigns, of and from any and all debts, demands, actions, causes of action, suits, controversies, proceedings, claims, sums of money, accounts, reckonings, covenants, contracts, agreements, promises, judgments, executions, damages, and liabilities whatsoever, in law and in equity, which against any of them Selfcare, its parent corporations, subsidiaries, affiliates, predecessors, successors or assigns ever had, now have or hereafter can, shall or may ever have arising out of the matters described in any of the pleadings in Civil Action No. 97-10323-GAO.

     5. Each of Flambelle, Eastcourt and Trinity warrants and represents to Selfcare that they have not assigned or transferred or purported to assign or transfer ownership of any rights, claims, or interests in or to the Disputed Shares.

     6. It is the understanding and intent of each of Selfcare, Trinity, Flambelle, and Eastcourt that by the execution, delivery and performance of this Settlement Agreement, Selfcare does not waive, release, discharge, or prejudice in any manner any of its claims, demands, causes of action, rights or other interests that it has or may have against Enviromed, its parent, subsidiary or affiliated corporations, their predecessors, successors, or assigns, or their officers, directors, stockholders, employees, agents, or representatives, in connection with the Disputed Shares, including without limitation in connection with any agreements pursuant to which Enviromed acquired the Disputed Shares or any transactions whereby Enviromed transferred or purported to transfer ownership of the Disputed Shares, and the execution, delivery and performance of this Settlement Agreement by the Parties shall not be construed to waive, release, discharge, or prejudice in any manner any such claims, demands, causes of action, rights or other interests of Selfcare.

     7. Each Party warrants and represents to the other Parties that its execution, delivery and performance of this Settlement Agreement have been duly authorized by all necessary corporate action and that the person executing this Settlement Agreement on its behalf is fully authorized to do so. Each Party agrees to execute any documents reasonably necessary or desirable to effectuate the purposes of this Settlement Agreement.

     8. Each of the Parties acknowledges that each other Party has entered into this Settlement Agreement in order to settle and compromise disputed claims and that the execution, delivery and performance of this Settlement Agreement by the Parties is not an admission or evidence of any obligations or liabilities whatsoever of any Party to any other Party or the truth of any of the allegations made in Civil Action No. 97-10323-GAO.

     9. This Settlement Agreement constitutes the complete and exclusive agreement among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, among the Parties with respect to such subject matter. In entering into this Settlement Agreement, no Party is relying on any representation, promise, proposal, warranty, covenant, condition, inducement, statement of intention, or other statement or communication, express or implied, made by any other Party except as expressly set forth in this Settlement Agreement.

     10. The Parties acknowledge and agree that this Settlement Agreement has been drafted and reviewed by counsel for the Parties and shall not create any presumption, or be construed against any Party, each Party expressly waiving the doctrine of CONTRA PROFERENTEM.

     11. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties, their parent, subsidiary and affiliated corporations, and their predecessors, successors and assigns, and each of their officers, directors, stockholders, employees, agents, representatives, counsel, and attorneys and their respective heirs, executors, administrators, representatives, successors and assigns.

     12. This Settlement Agreement shall be governed by and construed in accordance with the substantive law of the Commonwealth of Massachusetts.

     13. This Settlement Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

     IN WITNESS THEREOF, the Parties have executed this Settlement Agreement as of the day and year first above written.

                              SELFCARE, INC.



                              By:__________________________

                              Its
                              Hereunto duly authorized

                              FLAMBELLE LIMITED



                              By:__________________________

                              Its
                              Hereunto duly authorized

                              EASTCOURT LIMITED



                              By:__________________________

                              Its
                              Hereunto duly authorized

                              TRINITY BIOTECH PLC



                              By:__________________________

                              Its
                              Hereunto duly authorized